UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2021

AERSALE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38801	84-3976002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

121 Alhambra Plaza, Suite 1700

Coral Gables, Florida 33134

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(305) 764-3245

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASLE	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Common Stock, at an exercise price of $11.50	ASLEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2021, AerSale Corporation (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to provide that any director or the entire Board of Directors (the “Board”) may be removed with or without cause, and to clarify the director vacancy provision.

The Board previously approved the amendment to the Certificate of Incorporation and, on June 17, 2021, the Company filed a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware.

The Certificate of Amendment deletes the former Section 5.4 of Article V in its entirety and inserts, in lieu thereof, a new Section 5.4 of Article V that reads in its entirety as follows:

“Section 5.4    Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.”

The Certificate of Amendment deletes the former Section 5.3 of Article V in its entirety and inserts, in lieu thereof, a new Section 5.3 of Article V that reads in its entirety as follows:

“Section 5.3    Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.”

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, a total of 35,724,839 shares of the Company's common stock were present or represented by proxy at the meeting, representing approximately 83.17% of the Company's common stock outstanding as of the April 22, 2021 record date.

Set forth below are the voting results for the proposals considered and voted upon by the Company’s stockholders at the Annual Meeting, each of which were more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2021.

Item 1: To elect Nicolas Finazzo, Robert B. Nichols, Sai S. Devabhaktuni, General C. Robert Kehler, Michael Kirton, Peter Nolan, Jonathan Seiffer, Richard J. Townsend and Eric J. Zahler as directors to serve until the 2022 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Nicolas Finazzo	33,721,110	563,565	400,840	1,039,324
Robert B. Nichols	33,720,954	563,721	400,840	1,039,324
Sai S. Devabhaktuni	34,146,832	103,692	434,991	1,039,324
General C. Robert Kehler	34,162,104	88,505	434,906	1,039,324
Michael Kirton	34,075,150	209,525	400,840	1,039,324
Peter Nolan	34,041,715	242,960	400,840	1,039,324
Jonathan Seiffer	34,042,428	242,304	400,783	1,039,324
Richard J. Townsend	34,182,270	102,905	400,340	1,039,324
Eric J. Zahler	34,148,577	102,049	434,889	1,039,324

Item 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021:

For	Against	Abstain
35,323,383	970	400,846

Item 3: To amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to provide that any director or the entire board of directors may be removed with or without cause, and to clarify the director vacancy provision:

For	Against	Abstain	Broker Non-Votes
34,208,680	75,264	401,571	1,039,324

Based on the foregoing votes, Nicolas Finazzo, Robert B. Nichols, Sai S. Devabhaktuni, General C. Robert Kehler, Michael Kirton, Peter Nolan, Jonathan Seiffer, Richard J. Townsend and Eric J. Zahler were elected as directors and Items 2 and 3 were approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as amended, of AerSale Corporation, dated June 17, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERSALE CORPORATION

Date: June 21, 2021	By:	/s/ Nicolas Finazzo
	Name:	Nicolas Finazzo
	Title:	Chief Executive Officer